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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Quest Software, Inc. on Form S-8 of our report dated February 22, 2000, relating to the financial statements of Foglight Software, Inc. appearing in the Current Report on Form 8-K of Quest Software, Inc. dated January 7, 2000 (as amended on February 23, 2000).


/s/ DELOITTE & TOUCHE LLP
--------------------------------
DELOITTE & TOUCHE LLP

Costa Mesa, California
November 3, 2000